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                                                                    Exhibit 10.9



                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement ("Second Amendment") amends that certain Purchase and Sale Agreement (the "Agreement") by and between the Hillsdale Group, L.P., a California limited partnership ("Seller"), and ARV Assisted Living, Inc., a California corporation ("Buyer"), dated as of February 12, 1998, and amended as of March 2, 1998. All capitalized terms not defined herein shall have the same definition as in the Agreement.

1. Section 1.2 of the Agreement is amended to delete therefrom Exhibit G, Allocation of Purchase Price, and to add thereto the new Exhibit G, Amended Allocation of Purchase Price, attached hereto. In addition, the third sentence of Section 1.2 is hereby amended to delete "$26,300,000" and to substitute "$28,300,000" therefor.

2.   Section 1.3.3 is hereby amended in its entirety to read as follows:

     Prior to the Initial Closing (defined in Section 2.3), Buyer shall deposit into Escrow sufficient funds to fund the balance of the Purchase Price allocated to the "Initial Closing Properties" under the 3-Agreements on Exhibit G (the total of which is $44,575,000). In addition, Buyer and Seller shall establish a second escrow with the Escrow Holder (the "Second Escrow"), into which Buyer shall deposit, on the Initial Closing Date, $21.725 million (the "Second Deposit"), subject to adjustment by reason of any applicable prorations and the allocation of closing costs described below. The deposits required by this Section 1.3.3 shall be made by wire transfer of federal funds or in another immediately available form.

     Interest on the Second Deposit shall be credited as follows: (1) Seller shall be credited with the interest allocated to the HM Property and the WGV Property (defined in Section 1.6 below) at the HM/WGV Closing (defined in Section 2.3 below); and (2) Buyer shall be credited with the interest allocated to the EH Property and interest on the WT Allocated Amount at the EH Closing and the WT Closing (as those terms are defined in Section 2.3 below), respectively.

3. The third paragraph of Section 1.4 of the Agreement is amended to delete therefrom the last sentence thereof, to revise the reference therein to "July 1, 1998" to read "September 1, 1998," and to revise each reference therein to "Closing" to read "Initial Closing."

4. The third paragraph of Section 1.4 of the Agreement is further amended to replace the second sentence thereof with the following:

     Prior to the Initial Closing, Buyer will deposit into the Second Escrow cash in the amount of the WT Allocated Amount and Seller and WTP will deposit a duly executed assignment(s) of the WT Rights (the "WT Rights Assignment") in a mutually acceptable form.

5. Section 1.5 of the Agreement is amended to replace the third paragraph thereof with the following:
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     Prior to the Initial Closing, Buyer will deposit into the Second Escrow, as part of the Second Deposit, cash in the amount of $4.0 million. From and after the Initial Closing, and pending satisfaction of the EH Property Sale Conditions and the Conveyance, or earlier abandonment of the EH
     Transaction, Hillsdale will remain as lessee of the EH Property. At the Initial Closing, Buyer and Hillsdale shall also enter into an agreement on terms reasonably satisfactory to both parties (the "Transition Agreement"). Buyer shall be entitled to a fee equal to five percent of gross revenues from the EH Property during the term of the Transition Agreement, which fee may be payable to Buyer as an offset against other sums due Seller hereunder or outside of this Agreement. The term of the Transition
     Agreement shall commence on May 18, 1998 and shall terminate at 12:00 a.m. on the earlier of the EH Closing Date (as defined in Section 2.3 below) or September 1, 1998. At least one day prior to the EH Closing Date, Buyer shall deposit into the Second Escrow cash, which, when taken together with the $4.0 million deposit, shall equal the EH Allocated Amount. On the EH Closing Date, the Escrow Holder will distribute to Hillsdale from the Second Escrow the EH Allocated Amount and record and deliver to Buyer the grant deed to the EH Property. In the event the EH Property Sale Conditions are not satisfied on or before September 1, 1998, the Escrow Holder will return the EH Allocated Amount, together with all interest thereon, to Buyer and the grant deed to Seller, and all further rights and obligations of the parties to one another hereunder with respect to the EH Property shall terminate. Notwithstanding the foregoing, if on the EH Closing Date Buyer breaches its obligation to acquire the EH Property for any reason, then the Escrow Holder shall pay to Seller the $4.0 million deposit and shall pay to Buyer the accrued interest thereon, all as provided for in
     Section 8.1.2(b) below.

6.   A new Section 1.6 shall be added as follows:

     Hillsdale Manor and Willow Glen Villa. Hillsdale owns a leasehold (or sub-leasehold) interest in the Properties known as Hillsdale Manor (the "HM Property") and Willow Glen Villa (the "WGV Property").

     Prior to the Initial Closing, Buyer will deposit into the Second Escrow cash in the amount of the Purchase Price allocated to such Properties on Exhibit G hereto (the "HM/WGV Allocated Amount"). Upon the HM/WGV Closing Date (as defined in Section 2.3 below), the Escrow Holder will distribute to Seller the HM/WGV Allocated Amount, and deliver to Buyer and Hillsdale fully executed copies of the Assignments of Leases/Management Agreements (as defined in Section 7.1.1 below) relating thereto. All net income from the HM Property and the WGV Property shall be held by Seller for the benefit of Buyer for the period from, and including, April 16, 1998 until the HM/WGV Closing Date, against which Seller may offset the management fee payable to Seller under Section 5.10. If on the HM/WGV Closing Date Buyer breaches its obligation to acquire the HM Property and/or the WGV Property for any reason, then the Escrow Holder shall pay to Seller the HM Allocated Amount and/or the WGV Allocated Amount, as appropriate, including all interest accrued thereon, all as provided for in Section 8.1.2(b) below.

7.   Section 2.2 is amended to delete the last sentence thereof.

8.   Section 2.3 of the Agreement is hereby amended to state as follows:

     The Closing shall occur (and Escrow shall close) as follows:
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          (a)  on May 18, 1998, for the HM Property and the WGV Property (the
               "HM/WGV Closing");

          (b)  on July 1, 1998 for the EH Property (the "EH Closing");

          (c) on the date the WT Property Sale Conditions are satisfied (the "WT Closing"), subject to the provisions of Section 1.4 above; and

          (d) on April 16, 1998 for all of the remaining Properties owned by Seller (the "Initial Closing").

     Notwithstanding the foregoing, no Closing shall occur unless and until the Initial Closing occurs.

     As used in this Agreement, unless specifically provided otherwise, "Closing" shall mean the Initial Closing, the HM/WGV Closing, the EH Closing or the WT Closing, as the context requires, and "Closing Date" shall mean the date of such applicable Closing.

9.   Except as to the EH Closing and the WT Closing (in which case only Sections
     4.4 and 5.10 shall be amended, to the extent the same apply to such Properties, as set forth herein), Sections 4.3, 4.4, 5.10 and 5.11 and
     Article 6 shall be amended so that the references therein to the "Closing" or "Closing Date" shall read "Initial Closing" and "Initial Closing Date." As to the EH Closing and the WT Closing, the reaffirmation as provided for in Section 4.3 of the representations and warranties set forth in Article 4 shall be given at such times as provided on EXHIBIT AA attached hereto.

10.  The following paragraph shall be added to the end of Section 5.2:

     Notwithstanding the foregoing, in the event that, after the Initial Closing but prior to any other Closing, any portion of any remaining Property shall be condemned or becomes the subject of any pending or threatened condemnation action, Seller shall promptly notify Buyer thereof, this Agreement shall remain in full force, and Buyer shall be deemed to have elected pursuant to the provisions of this Section 5.2 not to terminate this Agreement as to such Property.

11.  The following paragraph shall be added to the end of Section 5.3:

     Notwithstanding the foregoing, in the event of any damage to or destruction to any unpurchased Property after the Initial Closing but prior to any other Closing, Seller shall promptly notify Buyer thereof, this Agreement shall remain in full force, and Buyer shall be deemed to have elected pursuant to the provisions of this Section 5.2 not to terminate this Agreement as to such Property.

12.  Section 5.10 shall be amended to change "May 16, 1998" to "May 18, 1998."

13. Sections 7.1.1 and 7.1.2 shall be amended to provide that each party shall additionally deposit into Escrow, at the time of the Initial Closing, duly executed assignment and assumption documents in forms reasonably acceptable to both parties, whereby Seller assigns to Buyer, and Buyer assumes from Seller, effective as of the applicable Closing, all of Seller's right, title and interest in and to (i) the Development Agreement, the Lease Agreements and the Management Agreements (collectively, the "Assignments of Lease/Management

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     Agreements") and (ii) the WHW Partnership Interest (as described on Exhibit
     A attached hereto).

14. Section 8.1.1 shall be amended to delete therefrom the date "April 30, 1998" and to add thereto the date "June 1, 1998" and to amend the reference therein to "Closing" to read "Initial Closing."

15. Notwithstanding anything to the contrary in this Agreement, the determinations under Section 8.1.3 with respect to all Properties shall be made as if Seller's interest in all of the Properties were to be sold to Buyer on the Initial Closing Date. Except as provided herein below with respect to the EH Property and the WT Property, the provisions of Section
     8.1 shall not apply to any Closing after the Initial Closing, and Buyer shall be deemed to have elected to acquire the remaining Properties in all circumstances. With respect to each of the EH Closing and the WT Closing,
     Section 8.1.3 shall be applicable only to Problems arising under clauses
     (i) or (ii) of Section 8.1.3 prior to such applicable Closing Date but after the Initial Closing Date (the "New Problems"). If the New Problems affecting either the EH Property or the WT Property, when added to the Aggregate Problems affecting the Properties at the Initial Closing, exceeds the $500,000 threshold set forth in sub-Sections (a), (b) and (c), then Buyer's rights and obligations under such sub-Section shall be to buy or not buy (as required by such sub-Sections) the Property so affected.

16. The current paragraph of Section 8.2.1 shall be re-named "(a) Buyer's Breach at Initial Closing," and two new paragraphs "(b) Buyer's Breach at a Subsequent Closing" and "(c) Buyer's Breach at the WT Closing"," shall be added to such Section 8.2.1 as follows:

     (b) Buyer's Breach at a Subsequent Closing. NOTWITHSTANDING THE PROVISIONS OF CLAUSE (a) OF THIS SECTION 8.2.1, IN THE EVENT THAT FOLLOWING THE INITIAL CLOSING DATE BUYER BREACHES ITS OBLIGATION TO ACQUIRE EACH REMAINING PROPERTY HEREUNDER (OTHER THAN THE WT PROPERTY) AT ITS SPECIFIED CLOSING DATE, THEN THE ESCROW AGENT SHALL PAY TO SELLER FROM THE SECOND DEPOSIT, AS APPLICABLE, THE FOLLOWING AMOUNT(S):


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PROPERTY                                       AMOUNT OF LIQUIDATED DAMAGES
--------                                       --------------------------------
If Buyer breaches as to the WGV Property       The Allocated Purchase Price of
or the HM Property                             such Property, as shown on
                                               Exhibit G, together with accrued
                                               interest thereon

If Buyer breaches as to the EH Property        $4.0 million, and no interest
                                               thereon


     WHICH AMOUNT (S) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, AND NOT AS A PENALTY, TOGETHER WITH REASONABLE FEES AND DISBURSEMENTS OF ATTORNEYS INCURRED BY SELLERS IN ENFORCING THIS SECTION 8.2.1, AND THE COLLECTION OF SUCH AMOUNT SHALL BE IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH ARE OR MAY BE AVAILABLE TO SELLER AT LAW OR IN EQUITY.

          INITIAL: /s/ MHS                       INITIAL: /s/ SMM
                   -------                                -------

     (c) Buyer's Breach at the WT Closing. Notwithstanding the provisions of clause (a) of this Section 8.2.1, in the event that following the Initial Closing Date Buyer breaches its obligation to acquire the WT Property, then the parties agree that the provisions of the Agreement, before being affected by the provisions of this Second Amendment (other than this clause
     (c)), shall control as to such circumstance.

17. Section 8.3 shall be amended to insert after the phrase "Notwithstanding anything to the contrary," the words "prior to the Initial Closing."

18. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

19. Except as amended herein, the Agreement shall remain in full force and effect.

20. IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the 6th day of April, 1998.

"HILLSDALE"                                            "BUYER"

The Hillsdale Group, L.P.,                             ARV Assisted Living, Inc.
a California limited partnership                       a California corporation
By: Hillsdale Advisors, L.L.C., its general partner
    By: Fremont Group, L.L.C., its managing member     By: /s/ Sheila M. Muldoon
                                                           ---------------------
                                                          Sheila M. Muldoon,
                                                          Senior Vice President

                  By:  /s/ Mark H. Simpson
                       -----------------------------
                  Its: Managing Director
                       -----------------------------
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"WTP"

Woodside Terrace Partners
BY:  THE HILLSDALE GROUP, L.P., GENERAL PARTNER

By:  /s/ Mark H. Simpson
     -------------------------------------------
Its: MANAGING DIRECTOR OF FREMONG GROUP, L.L.C.,
     -------------------------------------------
     MANAGING MEMBER OF GENERAL PARTNER
     -------------------------------------------